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                                                                    EXHIBIT 23.2




WAYNE T. EGAN                                              [WEIRFOULDS LLP LOGO]

E-MAIL WEGAN@WEIRFOULDS.COM
DIRECT LINE 416-947-5086
FILE NO. 11628.00002


                                                                October 23, 2006

Canadian Solar Inc.
Xin Zhuang Industry Park
Changshu, Suzhou
Jiangsu 215562
People's Republic of China

Dear Sirs:

                     RE: CANADIAN SOLAR INC. (THE "COMPANY")

     We hereby consent to the references to our firm under the captions "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" in the prospectus forming a part of the form F-1 originally filed by the Company with the U.S. Securities and Exchange Commission on October 23, 2006. In giving this consent, we do not hereby admit that we are experts within the meaning of
Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                                Yours truly,


                                                WEIRFOULDS LLP

                                                /s/




WTE/apl


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THE EXCHANGE TOWER, SUITE 1600              TELEPHONE   416-365-1110
P.O. BOX 480, 130 KING STREET WEST          FACSIMILE   416-365-1876
TORONTO, ONTARIO, CANADA   M5X 1J5          WEBSITE     WWW.WEIRFOULDS.COM
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